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                                                                     EXHIBIT 3.1

                                                          [SEAL OF THE
                                                          SECRETARY OF STATE
                                                          OF THE STATE OF
                                                          CALIFORNIA
                                                          DATED - NOV 30,1992]

                            ARTICLES OF INCORPORATION
                                       OF
                             PACIFIC SOFTWORKS, INC.

                                        I

 The name of this corporation is:              PACIFIC SOFTWORKS, INC.

                                       II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

The name and address in the State of California of this corporation's initial agent for service of process is: Philip R. Gustlin, 11755 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90025-1520.

                                       IV

A. This corporation is authorized to issue two classes of shares of stock to be designated respectively as "Common Shares" and "Preferred Shares." The number of authorized Common Shares shall be 5,000,000, and the par value of each such share shall be $0.001. The number of authorized Preferred Shares is 1,000,000, and the par value of each such share shall be $0.01. The Preferred Shares shall be issuable from time to time in one or more series, the number of shares in such series and the designation of such series to be issued shall be determined from time to time by the board of directors of this corporation.

B. The board of directors is authorized, by majority action on its part, to issue Preferred Shares from time to time in one or more series; to fix or alter the rights, preferences, privileges and restrictions, or any of them, as to wholly unissued series of Preferred Shares; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. If the number of shares of such series is so decreased, the shares constituting such decrease shall resume the status which they had before the adoption of the resolution originally fixing the number of shares of such series.


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                                        V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California laws.

                                       VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Dated:        November 19, 1992

                                             /s/ KENNETH E. WOODGRIFT
                                         ---------------------------------------
                                         KENNETH E. WOODGRIFT, Incorporator


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                                                        [Endorsed and Filed
                                                        with  the   Office  of
                                                        the    Secretary    of
                                                        State  of  the   State
                                                        of    California    on
                                                        June 5, 1998]


                      RESTATED ARTICLES OF INCORPORATION OF

                             PACIFIC SOFTWORKS, INC.


        GLENN P. RUSSELL certifies that:

        1. He is the President and Secretary of PACIFIC SOFTWORKS, INC., a California corporation.

        2. The Articles of Incorporation of PACIFIC SOFTWORKS, INC., as amended to the filing date of this certificate, and setting forth an additional amendment to Article III, are amended and restated to read as follows:

                                        I

        The name of this corporation is PACIFIC SOFTWORKS, INC.

                                       II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

        This corporation is authorized to issue two classes of shares of stock to be designated respectively as "Common Shares" and "Preferred Shares." The number of authorized Common Shares shall be 50,000,000, and the par value of each such share shall be $0.001. The number of authorized Preferred Shares is 10,000,000, and the par value of each such share shall be $0.01. The Preferred Shares shall be issuable from time to time in one or more series, the number


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of shares in such series and the designation of such series to be issued shall be determined from time to time by the board of directors of this corporation.


                                       2.


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                                       IV

        The board of directors is authorized, by majority action on its part, to issue Preferred Shares from time to time in one or more series, to fix or alter the rights, preferences, privileges and restrictions, or any of them, as to wholly unissued series of Preferred Shares; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. If the number of shares of such series is so decreased, the shares constituting such decrease shall resume the status which they had before the adoption of the resolution originally fixing the number of shares of such series.

                                        V

        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

        The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

        3. The Articles of Incorporation of PACIFIC SOFTWORKS, INC., as amended and restated in this certificate, have been approved by a resolution of the board of directors dated January 30, 1998.

        4. The restated articles of incorporation set forth above have been approved by the required stockholder vote in accordance with Corporations Code
Section 902. The corporation has two classes of shares designated "Common Shares" and "Preferred Shares," respectively. The total number of outstanding shares of Common Shares entitled to vote with respect to the amendment is 510,200. There are no outstanding Preferred Shares. The percentage vote required of Common Shares entitled to vote is 51 percent. The number of shares of Common Shares voting in favor of the amendment was 100 percent which exceeded the vote required.

Dated: January 30, 1998                     /s/ Glenn P. Russell
                                    ----------------------------------------
                                    Glenn P. Russell, President


                                            /s/ Glenn P. Russell
                                    ----------------------------------------
                                    Glenn P. Russell, Secretary


                                       3.


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        The undersigned declares under penalty of perjury that the matters set forth in this certificate are true and correct of his own knowledge and that this declaration was executed on January 30, 1998, at Camarillo, California.



                                             /s/ Glenn P. Russell
                                    ----------------------------------------
                                    Glenn P. Russell


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